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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 30, 1999, except for Note 11 which is as of September 13, 1999, relating to the financial statements of Universal Concerts, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Century City, California
March 10, 2000